                                       UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C. 20549

                                        SCHEDULE 14A
                                       (Rule 14a-101)

                          INFORMATION REQUIRED IN PROXY STATEMENT
                                 SCHEDULED 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
                    Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant               X
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to sec.240.14a-12

                                     Edison International
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)    Title of each class of securities to which transaction applies:
______________________________________________________________________________

     (2)    Aggregate number of securities to which transaction applies:
______________________________________________________________________________

     (3)    Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
______________________________________________________________________________

     (4)    Proposed maximum aggregate value of transaction:
______________________________________________________________________________

     (5)    Total fee paid:
______________________________________________________________________________

[   ]   Fee paid previously with preliminary materials.
______________________________________________________________________________
[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount previously paid:
_____________________________________________________________________________
     (2)    Form, Schedule or Registration Statement No.
_____________________________________________________________________________
     (3)    Filing Party:
_____________________________________________________________________________
     (4)    Date Filed:
_____________________________________________________________________________

[The following letter was sent by Edison International to certain shareholders of its common stock on April 20, 2009]

[Graphic omitted-Edison International letterhead]

                                                                              April 17, 2009

Dear Shareholder,

The  annual  meeting  of Edison  International  scheduled  to be held on April  23,  2009 is quickly approaching.  Your vote is extremely  important,  regardless of the number of shares of Edison International common stock that you own.

The Edison  International Board of Directors recommends that you vote "FOR" the nominees for
Directors listed in the Joint Proxy Statement,  "FOR" the ratification of the appointment of the  accounting  firm,  and  "FOR" the  management  proposal  to amend the 2007  Performance
Incentive Plan.

For  reasons  stated  below  and  explained  in  the  Joint  Proxy  Statement,   the  Edison
International  Board  of  Directors  recommends  that  you vote  "AGAINST"  the  shareholder proposal requesting an advisory vote on executive compensation.

o     Our  competitive  compensation  structure  has  aligned  executive  compensation  with shareholder  value,  which has resulted in adverse  affects to executive  incentive compensation  during  periods  where we have  experienced  stock price and earnings declines.
o     Shareholders  can more clearly express their concerns and have a greater impact on our compensation  practices  by  communicating  directly  with our  Investor  Relations department,  Board of Directors,  or  individual  members of the  Compensation  and
         Executive Personnel Committee (the "Committee").
o     A "yes" or "no"  advisory  vote  would not  provide  the Board or its  Committee  with meaningful  guidance  as to our  compensation  structure  or  individual  executive compensation payouts.
o     The proposal may conflict with proposed federal legislation and might  inappropriately subject  Edison  International  to standards that are different from those that may be enacted into law and applicable to members of our peer group.
o     Because our executive  compensation  program is already  strongly aligned with company
         performance,   an  advisory  vote  to  ratify  prior   executive   compensation  is
         unnecessary,  and  could  undermine  the  fundamental  role  of the  Board  and its
         Committee in  formulating  executive  compensation  principles  and practices  that reflect the interests of shareholders.

Thank you for your continued support.
Very truly yours,

Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary

                                Your Vote Is Very Important!

                                    Time is Running Out!

                         Please Vote by Internet or Telephone Today

--------------------------------------   ----------------------------------
          Vote by Internet                     Vote by Telephone
--------------------------------------   ----------------------------------

[Power Point Graphic omitted-            [Power Point Graphic omitted-
 keyboard image]                          telephone image]

Follow these four easy steps to vote     Follow these five easy steps to
online:                                  vote via telephone:

--------------------------------------   ----------------------------------
                                           1. Read the proxy material and
                                              proxy card.
  1. Read the proxy material and           2. Please call toll-free
     proxy card.                              1-800-560-1965.
  2. Go to the voting website              3. Enter the 3 digit company
     www.eproxy.com/eix.                      number listed on your proxy
  3. Enter the 3-digit company                card.
     number and 11-digit control           4. When prompted, enter the
     number listed on your proxy card.        11-digit control number
  4. Follow the instructions                  listed on your proxy card.
     provided to vote.                     5. Follow the instructions
                                              provided to vote.
--------------------------------------   ----------------------------------